Exhibit 99.1

Pending Business Combination As previously disclosed, on December 12, 2022, Newbury Street Acquisition Corporation (“Newbury Street”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among (i) Newbury Street, (ii) Inﬁnite Reality Holdings, Inc., and a direct wholly - owned subsidiary of Newbury Street (“Pubco”), (iii) Inﬁnity Purchaser Merger Sub Inc., a direct wholly - owned subsidiary of Pubco, (iv) Inﬁnity NBIR Company Merger Sub Inc., a direct wholly - owned subsidiary of Pubco, and (v) Inﬁnite Reality, Inc. (the “Company”). Cautionary Notes These Conﬁdential Materials (these “Materials”) are based on information provided by the Company and are being delivered on behalf of the Company to a limited number of parties who may be interested in investing in a private placement being conducted in connection with the proposed combination of the Company with Newbury Street. The sole purpose of these Materials is to assist the recipient in deciding whether to proceed with a further investigation of a potential investment and the proposed business combination between the Company and Newbury Street and the related transactions (the “Proposed Business Combination”) and for no other purpose. It does not purport to be all - inclusive or to contain all of the information that a prospective investor may desire. The Company has not authorized any other person to provide information that is not found in the Materials. If such unauthorized information is obtained or provided,the Company cannot and does not assume responsibility for its accuracy, credibility or validity. These Materials do not constitute an offer or solicitation to sell, purchase, or subscribe for any securities, nor is it a solicitation of any vote in any jurisdiction pursuant to any proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. By accepting these Materials, the recipient acknowledges and agrees (in addition to any obligations it may have under a conﬁdentiality agreement executed with the Company and/or Newbury Street) that (a) neither it nor its agents, representatives, directors or employees will copy, reproduce or distribute to othersthese Materials, in whole or in part, at any time without the prior written consent of the Company or Newbury Street, as applicable, (b) it will keep conﬁdential all information contained herein or otherwise made available in connection with any further investigation of either the Company or Newbury Street (other than information relating to the U . S . tax treatment or U . S . tax structure of any potential transaction involving the Company and Newbury Street, provided that such information may only be disclosed without any identifying information or nonpublic commercial or ﬁnancial information except as otherwise required by law, rule or regulation) (c) will use such information for the sole purpose of deciding whether to proceed with a further investigation of the Company or Newbury Street and (d) is not subject to any contractual or other obligation to disclose these materials to any other person or entity . Neither the Company, Newbury Street, nor any of their respective affiliates, employees or representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in these Materials or any other information (whether written or oral) made available in connection with any investigation of the Company or Newbury Street . Investment in any securities of the Company has not been approved or disapproved by the U . S . Securities and Exchange Commission (the “SEC”), nor has any authority passed upon or endorsed the merits of an investment in the Company or the accuracy of these Materials . Any representation to the contrary is a criminal offense . The Company, Newbury Street, and their respective affiliates, employees or representatives expressly disclaim any and all liability relating to or resulting from the use of these Materials, any errors therein or omissions therefrom or the use of any other related information by a prospective purchaser or any of its affiliates, agents or representatives . These Materials do not purport to be all inclusive or necessarily to contain all information that may be material with respect to a potential acquisition of the Company . In all cases, each recipient should conduct their own independent investigation and analysis of the Company and the information contained in these Materials . Except where otherwise indicated, these Materials speak as of the date hereof . None of the Company nor Newbury Street undertake any obligation to update the information contained herein or provide the recipient with access to any additional evaluation material . These Materials shall neither be deemed an indication of the state of affairs of the Company or Newbury Street nor constitute an indication that there has been no change in the business affairs of the Company or Newbury Street since the date hereof or since the dates as of which information is given in these Materials . The Company reserves the right at any time to (i) negotiate with one or more parties and to enter into a deﬁnitive agreement, without prior notice to any recipient of these Materials or any other party, (ii) terminate further participation in the investigation and proposal process by any party, (iii) request the return of these Materials (together with any copies or extracts thereof), and (iv) modify any procedures relating to this process without assigning any reason therefor . All communications and inquiries relating to these Materials and requests for additional information should be addressed to Newbury Street . References in these Materials to the Company’s and/or Newbury Street’s “partnerships” with entertainment companies or others do not denote that the Company’s and/ or Newbury Street’s relationship with such party is in a legal partnership form, but rather is a generic reference to a contractual relationship . DISCLAIMER 2

DISCLAIMER (CONTINUED) Forward - Looking Statements Except for statements of historical fact, information contained in these Materials may constitute “forward - looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 . These forward - looking statements reﬂect the current views of the Company andNewbury Street about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or the Company’s or Newbury Street’s actual activities or results to differ signiﬁcantly from those expressed in any forward - looking statement . In some cases, you can identify forward - looking statements by terminology such as “may,” “will,” “plan,” “expect,” “estimate,” “anticipate,” “intend,” “goal,” “strategy,” “believe” and similar expressions and variations thereof . Forward - looking statements include statements regarding the Company’s future operating results, market position, strategy and plans, and expectations for future operations . These forward - looking statements are subject to a number of risks, uncertainties and assumptions many of which involve factors or circumstances that are beyond each of the Company's and Newbury Street's control, including but not limited to the risk factors identiﬁed in Appendix A to these Materials . In addition, there will be risks and uncertainties described in the proxy statement/prospectus relating to the Proposed Business Combination which is expected to be ﬁled by Pubco with the SEC and other documents ﬁled by Pubco or Newbury Street from time to time . Accordingly, potential Investors should not rely upon forward - looking statements as predictions of future events . Neither the Company nor Newbury Street can assure you that the events and circumstances reﬂected in the forward - looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward - looking statements . All of the forward - looking statements made in these Materials are expressly qualiﬁed by the cautionary statements contained or referred to herein . These forward - looking statements speak only as of the date of these Materials, and neither the Company nor Newbury Street undertakes any obligation to revise or update any forward - looking statements to reﬂect events or circumstances after the date hereof, except as required by law . Use of Data These Materials contain certain information concerning the Company's services and industry, including market size and anticipated growth rates, that are based on industry surveys and other publications or other publicly available information and the Company's internal sources . This information involves many assumptions and limitations . Accordingly, there can be no guarantee as to the accuracy or reliability of such assumptions . You are cautioned not to give undue weight to this information . No representations are made as to the reasonableness of the assumptions made in such information, the accuracy orcompleteness of any projections or modeling in such information, or the accuracy or completeness of any other information contained herein . Any data or information about past performance contained herein are not an indication as to future performance . None of the Company, Newbury or any of their respective affiliates, control persons, officers, directors, managers, employees, representatives or advisors have independently veriﬁed the accuracy or completeness of such third - party information . In addition, projections assumptions, estimates, targets and trends of the future performance of the industry in which the Company operates, and its future performance, are necessarily subject to uncertainty and risks . These and other factors could cause the actual results to differ materially and adversely from any projections, assumptions, estimates, targets and trends described in such third - party information . None of the Company, Newbury Street or any of their respective affiliates, control persons, officers, directors, managers, employees, representatives or advisors assume any obligation to update the information included in these Materials . Use of Projections These Materials contain projected ﬁnancial information and performance metrics with respect to the Company for 2022, 2023, 2024, and 2025. Such projected ﬁnancial information and performance metrics constitutes forward - looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected ﬁnancial information and performance metrics are inherently uncertain and are subject to a wide variety of signiﬁcant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective ﬁnancial information. See “Forward - Looking Statements” above and the “Risk Factor Summary” in Appendix A to these Materials. Actual results may differ materially from the results contemplated by the projected ﬁnancial information and performance metrics contained in these Materials, and the inclusion of such information in these Materials should not be regarded as a representation by any person that the results reﬂected in such projections will be achieved. The Company’s independent registered public accounting ﬁrm, Marcum LLP, has not audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in these Materials, and accordingly, they have not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of these Materials. Further, the revenue for ﬁscal year 2022 and any data based on such revenue calculations may change as a result of the ﬁndings of Marcum LLP’s audit of ﬁscal year 2022. Use of Non - GAAP Financial Metrics and Other Key Financial Metrics The ﬁnancial information and data contained in these Materials are unaudited and do not conform to Regulation S - X . The Company is in the process of completing its Public Company Accounting Oversight Board audits for the ﬁscal years ended December 31 , 2021 and 2020 , and, therefore, all of the Company’s historical ﬁnancial information included in these Materials is preliminary and subject to change . The Company’s independent registered public accounting ﬁrm, Marcum LLP, has not audited or reviewed, and does not express an opinion with respect to, any of the ﬁnancial information or data included in these Materials . The ﬁnancial information included in these Materials is not a comprehensive statement of the Company’s ﬁnancial results for the periods shown, and the Company’s actual results may differ materially from the ﬁnancial information included in these Materials due to the completion of the Company’s ﬁnancial closing procedures, ﬁnal adjustments, completion of the audits of the Company’s ﬁnancial statements and other developments that may arise between now and the time those audits are completed . These Materials include certain non - GAAP ﬁnancial measures (including on a forward - looking basis) such as EBITDA . The Company deﬁnes EBITDA as Earnings before Interest, income taxes, depreciation, and amortization . We exclude the following items from EBITDA : other income (expense), income taxes (expense) or income tax beneﬁt, income tax, depreciation, amortization, and loss on sale of assets . These non - GAAP measures are an addition, and not a substitute for or superior to measures of ﬁnancial performance prepared in accordance with GAAP and should not be considered as an alternative to gross proﬁt,net income, operating income or any other performance measures derived in accordance with GAAP . Reconciliations of non - GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to these Materials . The Company believes that these non - GAAP measures of ﬁnancial results (including on a forward - looking basis) provide useful supplemental information to investors about the Company . The Company’s management uses forward looking non - GAAP measures to evaluate the Company’s projected ﬁnancial and operating performance . However, there are a number of limitations related to the use of these non - GAAP measures and their nearest GAAP equivalents . For example, other companies may calculate non - GAAP measures differently, or may use other measures to calculate their ﬁnancial performance, and therefore the Company’s non - GAAP measures may not be directly comparable to similarly titled measures of other companies . 3

DISCLAIMER (CONTINUED) Important Additional Information and Where to Find I t In connection with the Proposed Business Combination, Newbury Street and Pubco, as applicable, plan to ﬁle relevant materials with the SEC, including a registration statement on Form S - 4 (the “Registration Statement”), which will include a preliminary proxy statement/prospectus and other documents relating to the Proposed Business Combination. After the Registration Statement is declared effective by the SEC, Newbury Street will mail the deﬁnitive proxy statement/ﬁnal prospectus to holders of shares of Newbury Street common stock as of a record date to be established in connection with Newbury Street’s solicitation of proxies for vote by Newbury Street’s stockholders with respect to the Proposed Business Combination and other matters as described in the proxy statement/prospectus. Newbury Street’s stockholders and other interested persons are urged to read the preliminary proxy statement/prospectus and amendments thereto, the deﬁnitive proxy statement/ﬁnal prospectus, and documents incorporated therein, as well as other documents ﬁled with the SEC in connection with the Proposed Business Combination, as these materials will contain important information about the Proposed Business Combination. Copies of the preliminary and deﬁnitive proxy statement/prospectus and other documents containing important information about Newbury Street, the Company and the Proposed Business Combination ﬁled with the SEC once such documents are available on the website maintained by the SEC at www.sec.gov. Participants in the Solicitation Newbury Street and the Company and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Newbury Street in connection with the Proposed Business Combination under the rules of the SEC. Information about the directors and executive officers of Newbury Street and their ownership of shares of Newbury Street’s common stock is set forth in its Annual Report on Form 10 - K for the year ended December 31, 2021, which was ﬁled with the SEC on March 31, 2022, and in subsequent documents ﬁled with the SEC, including the joint proxy statement/prospectus to be ﬁled with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the Proposed Business Combination, by security holdings or otherwise, will also be included in the Registration Statement and proxy statement/prospectus and other relevant materials to be ﬁled with the SEC when they become available. No Offer or Solicitation These Materials are for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualiﬁcation under the securities laws of any such jurisdiction. No offering of securities in connection with the Proposed Business Combination shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Risk Factors For a non - exhaustive, summary description of the risks relating to an investment in the private placement in connection with the Proposed Business Combination, please review “Risk Factor Summary” in Appendix A. Trademarks and Trade Names The Company owns or has rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. These Materials also contain [trademarks, service marks and trade names] of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in these Materials is not intended to, and does not imply, a relationship with the Company or Newbury Street, or an endorsement or sponsorship by or of the Company or Newbury Street. Solely for convenience, the trademarks, service marks and trade names referred to in these Materials may appear without the 䒆 , Œ , or 䑷 symbols, but such references are not intended to indicate, in any way, that the Company or Newbury Street will not assert, to the fullest extent under applicable law, their right or the rights of the applicable licensor to these trademarks, service marks and trade names. 4

NEWBURY STREET OVERVIEW

Newbury Street's executive and advisory teams have extensive deal-making and business-building experience.



Tom Bushey, CEO & Director

- Founder and CEO of Sunderland Capital Partners, an operationally focused, long term oriented investment firm investing in emerging technologies and consumer Internet.
- Board member of Ondas Holdings.
- Brings a wealth of experience from his two decade long career as an investor, board member and capital allocator.
- Lead investor for the private equity round into WM Holdings and also a major shareholder in Edreams Odigeo SL, a major online travel agency in Europe and a large player in flights globally.
- Previously a Portfolio Manager at Blackrock; investment roles at Millennium Partners and Credit Suisse First Boston.



Matt Hong, Chairman of the Board

- Former COO of Turner Sports; oversaw the management of key sports businesses and properties including Bleacher Report, NBA, NCAA Digital and March Madness Live, SI Digital, NASCAR.com, PGA, GOLF.com, and the B/R Live OTT offering.
- Led several company milestones including the original and current NCAA rights agreements, the current renewal of Turner's partnership with the NBA, the acquisition of Bleacher Report, and the acquisition of UEFA Champions League rights.
- Previously, executive at AOL overseeing the company's multi-billion-dollar partnership with Google.



Kenneth King, CFO & Director

Cambium Grove Capital

Morgan Stanley



Jennifer Vescio, Director

Uber

ebay



Teddy Zee, Director

Columbia Pictures

Paramount Pictures



Katie Soo, Advisor

HBO max

hulu



Ted Seides, Advisor

Capital Allocators

Wenner-Gren Foundation

5

INVESTMENT HIGHLIGHTS THESIS TARGET SELECTION CRITERIA 1. 2. The rise of new consumer behaviors driven by the internet or new technologies: a. Direct - to - consumer (DTC) brands, and b. Software or tools that improve consumer experiences. Paradigm shifts in media, entertainment, and sports, giving rise to new business models (e.g., new subscription, content or agency models). Newbury Street Acquisition Corporation seeks a business combination with a technology business. Speciﬁcally focusing on unique, high return companies that take advantage of: Target Companies DTC Brands Sports - r elated Content Creator Economy Esports Plat f orm Newbury Street has identiﬁed the following general criteria which we believe are important in evaluating prospective target businesses with enterprise value of approximately $500m to $2.5bn. 1. Beneﬁts from a public currency and access to public equity markets. 2. Has a strong competitive position and growing platform. 3. Has an ability to scale beyond domestic market. 4. Operated by a talented and incentivized management team. 5. Beneﬁts from our ability to uniquely structure transaction to unlock and maximize potential value. 6

INFINITE REALITY LEADERSHIP



John Acunto
Chief Executive Officer & Co-Founder
25+ Years of Experience

Globally-respected creative visionary with 5 exits under his belt. Has worked at the highest levels with some of the world's leading technology companies: Apple, Meta, Amazon, IBM, eBay, and many others.

Meta IBM



O.D. Welch
Chief Operating Officer
30+ Years of Experience

Esteemed veteran of the media & entertainment industry. Held C-Suite roles for Hollywood's most acclaimed creative companies. Managed international business interests for James Cameron, Sir Richard Branson, Jim Jannard and Dick Cook.

UNITED MEDIA DREAMWORKS DIGITAL DOMAIN



Elliott Jobe
Chief Innovation Officer & Co-Founder
25+ Years of Experience

Award-Winning pioneer in visual technology and creative production, having worked with major companies and personalities (Coke, Apple, and Disney). Brought Burning Man 2020 to life as a live interactive virtual festival experience.

there CLICK3X



Amish Shah
Chief Investment & Strategy Officer
25+ Years of Experience

Proven track record in fundraising, investing, M&A, and building companies from the ground up. Ran successful VC Fund in Sports/Media/Tech with 60%+ IRR. Raised hundreds of millions of dollars with multiple exits.

lyft carta REKT GLOBAL



Jason Eustace
Chief Financial Officer
20+ Years of Experience

Public company financial executive with demonstrated results driving top-line growth and profitability, modernizing and revitalizing businesses, and launching effective digital marketing initiatives.

Discovery COMMUNICATIONS bluemercury NATIONAL GEOGRAPHIC



Hope Frank
Chief Marketing Officer
25+ Years of Experience

Top 50 CMO Forbes. Broad CMO tenure in SaaS and cybersecurity with multiple exits. Chief Experience Officer, Mercer, Marsh McLennan. Launched ESPN HD worldwide in partnership with AEG, the Rio and Beijing Olympics.

ESPN Meta MarshMcLennan

7

METAVERSE IN 75 SECONDS Video Sou r ce: Inﬁnit e R ealit y Driv e 8

ENTERTAINMENT ● Hollywood production studio ● Winning esports franchises ● Signiﬁcant GenZ talent roster INNOVATION ● Metaverse experience creation ● Consulting and creative ● Media and agency services TECHNOLOGY ● Builds Metaverse tools ● Licenses technology ● Enables universal adoption WHO WE ARE: Inﬁnite Reality is a Metaverse innovation and entertainment company. 9 We help clients by accelerating audience engagement. We develop world - class, cinematic - quality immersive experiences that maximize the value between audiences, creators and brands.

MARKET SIZE In terms of sizing the Metaverse market opportunity, consensus appears to now be gravitating around the trillion dollar (plus) mark by 2030 from key consulting and investment ﬁrms. $ 8 - $13T $8.3T $8T $4.5T $1.5T $1T $680B 1 Source: Citi GPS (Global Perspectives and Solutions): Metaverse and Money - Decrypting the Future. Mar. 2022 2 Source: Morgan Stanley: Metaverse: More Evolutionary than Revolutionary?. Feb. 2022 3 Source: Goldman Sachs: Exchanges at GS - Understanding the Metaverse and Web 3.0, Jan. 11 2022 4 Source: McKinsey & Company: Value creation in the Metaverse pg. 7. June 2022 5 Source: PwC “Seeing Is believing” report, 2019 6 Source: Grayscale Research: The Metaverse - Web 3.0 Virtual Cloud Economies. Nov. 2021 7 Source: Grand View Research: Metaverse Market Size, Share & Trends Report, 2030. Mar. 2022 1 2 3 4 5 6 7 10

iR METAVERSE DIFFERENCE MAKER CUSTOMER DATA RELATIONSHIPS EXPERIENCES iR’s unlocked Metaverse eliminates the middlemen, giving brands direct access to their audiences and data through customizable experiences. BRAND X 11

Video Sou r ce: Inﬁnit e R ealit y Driv e 12 COMPETITOR COMPARISON: META & ROBLOX

Ɣ ● Horizon Worlds is an online VR social experience Users build their own worlds, play games, attend events, and socialize Ɣ ● Brands and celebs partner with Meta to host events in Horizon Worlds; Meta keeps the data MAUs: 200k - 300k Ɣ ● Roblox is an online game platform and game creation system Users build and play games, attend events and socialize Ɣ ● Brands partner with Roblox to host events for Roblox’s audience; Roblox keeps the data MAUs: 164M+ Ɣ ● Inﬁnite Reality seeks to build ultra - high - quality Metaverse experiences and virtual entertainment districts for brands and celebs Users shop, attend events, and explore just like real life ● Clients bring their own audiences and keep 100% of their data ● Inﬁnite Reality is not dependent on audience - building COMPETITIVE COMPARISON 13

PRODUCT 14

iR METAVERSE EXPERIENCES

INFINITE SKYBOX


London Royal Ravens WINS

- The ***Ultimate Fan Experience***: Combines streaming content, commerce, and social features
- Ownable, ***bespoke experience*** tailored to the client's brand, creating immersive experiences by transforming passive viewing into virtual watch parties
- ***Templated experience*** (freemium) comes standard with multiple stream-sharing screens, live proximity chat, flexible ticketing, VIP Lounge, merch store, and an NFT gallery
- Available today

INFINITE SHOWROOM


BIG GAME
SPECIAL EVENT
TONIGHT

- ***The Quintessential Buyer's Experience***: A fully interactive online retail experience for any form of product
- ***Interactive virtual storefronts*** with a photorealistic brick-and-mortar feel and personalized shopping experiences
- Reduces $18B problem of "abandoned carts" by providing direct access to virtual sales reps who assist customers in real time
- ***Multiple tiers of activation***, starting with freemium
- Available Q2 2023

INFINITE MAINSTREET


ROGUE

- ***Complete entertainment ecosystem***, bringing **INFINITE SKYBOX** and **SHOWROOM** together in an infinitely expandable way
- Brands create their own ***virtual entertainment and shopping district*** where they can drive value by monetizing adjacency with other brands
- Promotes ***consumer discoverability*** via adjacent commerce opportunities for brand partners and affiliates
- "On-the-street" entertainment options such as ***concerts and meet-and-greets***
- Available Q3 2023

15

K FACTOR OF iR BUSINESS MODEL Warner Bros. Discovery has more than 15,000 unique brands at its disposal. Due to our current partnership with WBD Sports, we are well - positioned to make inroads on their other properties. 16

ACCELERATING GROWTH

PRODUCT ROADMAP

2022A

- Metaverse Infrastructure
- Custom Metaverse Spaces on Web
- **INFINITE SKYBOX** Experience Launch
- Immersive Social Engagement Tools
- NFT Marketplace MVP

2023+

- **INFINITE SHOWROOM** and **INFINITE MAINSTREET** Experiences Launch
- iOS, Android, Desktop / MacOS and Smart TV experience apps
- Universal Avatar Integration (cross-platform)
- Metaverse Social Moderation Tools
- AR / VR Device Integration
- A.I. Virtual Sales Assistant
- Xbox, Playstation, Nintendo Switch Apps
- Metaverse Social Communities

Near term opportunity for potential market share expansion through accretive acquisitions

KEY AREAS OF FOCUS

- New Technology Platforms
- Worlds-Class Brands & IP
- Influencer Marketing
- Global Partners
- Emerging Technologies

DRIVING VALUE

- Disciplined Approach
- Cross-Platform Synergies
- Audience Expansion
- Target Market Expansion
- Incremental Monetization

17

INVESTMENT OVERVIEW 18

TRANSACTION OVERVIEW TRANSACTION OVERVIEW Ɣ Ɣ Ɣ Ɣ ● Newbury Street (Nasdaq: NBST, or the company) has signed a Merger Agreement to enter into a business combination with Inﬁnite Reality Inc. (“Inﬁnite Reality”) The transaction values the combined company at an equity value of approximately $1.85 billion, including approximately $1.7 billion attributable to Inﬁnite Reality Existing Inﬁnite Reality shareholders are rolling 100% of their equity into the combined company NBST intends to secure $100m to facilitate the business combination The company has set aside up to 25m shares for a CVR structure at a 12.5% preferred rate annualized over 18 - month term APPROVALS AND TIMING MANAGEMENT AND BOARD ● Current Inﬁnite Reality leadership to continue in their executive roles ● The board will be comprised of members from both NBST and existing Inﬁnite Reality board members ● Public announcement of business combination occurred in mid December ● Closing of ﬁnancial commitments and business combination targeted for late March, subject to SEC review of the registration statement on Form S - 4 / Proxy, stockholder vote and satisfaction of other closing conditions 19

THANK YOU

APPENDIX A: RISK FACTOR SUMMARY ● The conversion ratio applicable to the Company’s common stock in the Proposed Business Combination is not adjustable based on the market price of Newbury Street Common Stock. ● Failure to complete the Proposed Business Combination could harm the future stock price, business and operations of each company. ● If the conditions closing are not met, the Proposed Business Combination may not occur. ● The Proposed Business Combination may be completed even though material adverse changes may result. ● The sponsor and certain Newbury Street and Inﬁnite Reality executive officers and directors have interests in the Proposed Business Combination that may inﬂuence them to support the Proposed Business Combination without regard to your interests . ● The market price of the combined company common stock following the Proposed Business Combination may decline as a result of the Proposed Business Combination . ● The market price of the combined company common stock following the Proposed Business Combination may decline if the relative valuation of Inﬁnite Reality was set too high in relation to the general market at the time of the consummation of the Proposed Business Combination . ● Newbury Street and Inﬁnite Reality may not be able to enter into a Proposed Business Combination with another party at a favorable price because of restrictions in the merger agreement . ● The issuance of shares of combined company common stock to Inﬁnite Reality stockholders in the Proposed Business Combination will dilute substantially the voting power of Newbury Street’s current stockholders . ● The historical audited and unaudited pro forma combined ﬁnancial information may not be representative of the combined company’s results after the Proposed Business Combination . ● A stockholder’s decision whether to redeem its common stock may not put it in a better future economic position . ● If a stockholder fails to properly demand redemption rights, they will not be entitled to have their shares redeemed . ● Even if the Proposed Business Combination is completed, the Newbury Street warrants may never be in the money, and may expire worthless. ● The sponsor and Newbury Street’s officers and directors have each agreed to vote in favor of the Proposed Business Combination, regardless of how the public stockholders vote. ● The exercise of redemption rights with respect to a large number of Newbury Street’s common stock may not allow the parties to complete the Proposed Business Combination or properly fund the business of the combined company. ● Becoming a public reporting company through non - traditional means may cause additional risks and uncertainties. ● If Newbury Street does not complete the Proposed Business Combination or another Proposed Business Combination by the deadline in the current charter, it may be forced to ﬁle for bankruptcy, and its stockholders may face liabilities. Risks Related to Credit and Financing ● Inﬁnite Reality may be exposed to credit risk of some of its partners. ● Inﬁnite Reality may not have sufficient cash ﬂow from its business to pay its debts when due Risks Related to Taxes ● Inﬁnite Reality may have exposure to greater - than - anticipated tax liabilities. ● Inﬁnite Reality’s ability to use its net operating loss carryforwards and certain other tax attributes may be limited. Risks Related to Ownership of the Combined Company Common Stock ● Future sales of shares by stockholders could cause the combined company’s stock price to decline. ● Anti - takeover provisions under Delaware law and the combined company’s certiﬁcate of incorporation and bylaws could make an acquisition of the combined company more difficult. ● The combined company does not expect to pay any cash dividends in the foreseeable future. Risks Related to the Proposed Business Combination Risks Related to the Combined Company’s Business ● Inﬁnite Reality has a history of signiﬁcant operating losses and expects to incur signiﬁcant and increasing losses for the foreseeable future, and its auditors have issued a “going concern” opinion. ● Inﬁnite Reality’s limited operating history may make it difficult for you to evaluate the success of its business to date and to assess the combined company’s future viability. ● Even if the Proposed Business Combination is successful, the combined company will need substantial additional funding, which may not be available on reasonable terms when needed, or at all. ● If the combined company fails to retain current users or add new users, or if its users engage less, its business could be seriously harmed. ● Changes in Inﬁnite Reality’s products or to its operating systems, hardware, networks, regulations, or standards may seriously harm its user retention, growth, and engagement. ● Any disruption of or interference with Inﬁnite Reality’s use of Amazon Web Services would negatively affect its operations and seriously harm its business. ● The failure to attract new advertisers, the loss of advertisers, or a reduction in how much they spend could seriously harm the combined company’s business. ● If Inﬁnite Reality does not develop successful new products or improve existing ones, its business will suffer. ● If Inﬁnite Reality is not able to maintain or improve its market share, the combined company’s business could suffer. ● The loss of one or more of Inﬁnite Reality key personnel, or its failure to attract and retain other highly qualiﬁed personnel in the future, could seriously harm the combined company’s business. ● Inﬁnite Reality has a continually evolving business model, which makes it difficult to evaluate the combined company’s prospects and future ﬁnancial results and increases the risk that it will not be successful. ● Cyberattacks or security issues could cause Inﬁnite Reality’s users, advertisers, and partners to cut back on or stop using its products and services altogether. ● If its data or systems are materially compromised, Inﬁnite Reality may incur additional costs, lost opportunities, damage to its reputation, disruption of service or theft of its assets. ● Inﬁnite Reality’s user metrics and other estimates are subject to inherent challenges in measurement. ● Mobile malware, viruses, hacking and phishing attacks, spamming, and improper or illegal use of Inﬁnite Reality’s platform could seriously harm the combined company’s business and reputation. ● Laws, regulations, and executive actions regarding privacy, data protection, content, and other matters could result in investigations, claims, increased cost of operations, and declines in user growth, retention, or engagement. ● The combined company’s ﬁnancial condition and results of operations will ﬂuctuate from quarter to quarter. ● Inﬁnite Reality may be unable to continue to successfully grow its user base and further monetize its products. ● Inﬁnite Reality may be unable to effectively manage its growth. ● Inﬁnite Reality’s costs may increase faster than its revenue. ● Any signiﬁcant disruption to Inﬁnite Reality’s technology infrastructure could damage its reputation and result in a potential loss of users and decrease in user engagement. ● Inﬁnite Reality’s business prioritizes long - term user engagement over short - term ﬁnancial condition or results of operations, which may yield results that don’t align with the market’s expectations. ● Inability to protect its intellectual property may diminish the value of Inﬁnite Reality’s brand and other intangible assets. ● If its users do not continue to contribute content or their contributions are not perceived as valuable to other users, Inﬁnite Reality may experience a decline in user growth, retention, and engagement. ● If it does not provide production services and products that align with public and consumer tastes and preferences for entertainment and other products, Inﬁnite Reality may experience a decline in demand. ● Foreign government initiatives and restrictions could seriously harm the combined company’s business. ● Inﬁnite Reality’s users may engage directly with its partners and advertisers instead of through Inﬁnite Reality. ● Changing legal and regulatory requirements may cause the combined company’s operating results to suffer. ● Inﬁnite Reality’s products are highly technical and may contain undetected software bugs or hardware errors. ● Inﬁnite Reality may be subject to regulatory inquiries and litigation matters that are expensive and time - consuming. ● International operations may subject Inﬁnite Reality to increased business and economic risks. ● Acquisitions and strategic investments in other companies could require signiﬁcant management attention, disrupt or harm its business and dilute the combined company’s stockholders. ● Impairment to Inﬁnite Reality’s goodwill or intangible assets may require a signiﬁcant charge to earnings.